MainStreet Bancshares, Inc. Nasdaq: MNSB & MNSBP Financial Highlights 3rd Quarter 2020 A Russell 2000 Company December 3, 2020 Exhibit 99.1

This presentation contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of developments related to the novel coronavirus (COVID-19), economic conditions, competition, inflation and market rates of interest, client relationships and changes in our organization. Factors that could cause actual results to differ materially are described in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents subsequently filed will the Securities and Exchange Commission, available at www.sec.gov and www.mstreetbank.com. We caution readers that the list of factors is not exclusive. The forward-looking statements are made as of the date of this presentation, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance. This presentation supplements information contained in the Company’s preliminary prospectus supplement dated September 10, 2020 and should be read in conjunction therewith. Unless otherwise indicated or the context otherwise requires, all references in this presentation to “we,” “our,” “us,” and “the Company” refer to MainStreet Bancshares, Inc., and its consolidated subsidiaries, after giving effect to the reorganization transaction that was completed in July 2016, pursuant to which MainStreet Bank (the “Bank”) reorganized into a holding company structure, with each outstanding share of Bank common stock being automatically converted into and exchanged for one share of the Company’s common stock. For all periods prior to the completion of such reorganization transaction, these terms refer to the Bank and its consolidated subsidiaries, and all historical financial information included in this presentation prior to the completion of the reorganization reflect that of the Bank. The accounting and reporting policies of the Company conform to U.S. GAAP and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of the Company’s performance. These measures include Pre-Tax Pre-Provision (PTPP) Income, Tangible Common Equity/Tangible Assets (TCE/TA), Tangible Book Value per Share (TBVPS) and Core Net Income. Management believes that the use of these non-GAAP measures provide meaningful information about operating performance by enhancing comparability with other financial periods and other financial institutions. The non-GAAP measures used by management enhance comparability by excluding the effects of items that do not reflect ongoing operating performance, including non-recurring gains or charges, that, in management’s opinion, can distort period-to-period comparisons. These non-GAAP financial measures should not be considered an alternative to U.S. GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. A reconciliation of the non-GAAP financial measures used by the Company to evaluate and measure the Company’s performance to the most directly comparable U.S. GAAP financial measures is presented in the Appendix. Disclaimers

About MainStreet Bank Leesburg Herndon McClean Arlington Fairfax Washington The Northern Virginia Region MainStreet Bank Branch Loudoun County Prince William County Fairfax County District of Columbia Arlington County Bank Established: May 26, 2004 Holding Company Established: July 15, 2016 Headquarters: Fairfax, VA Branches: 7 Full Time Employees: 124 Common Stock Listing: Nasdaq (MNSB) Index Listing: Russell 2000® Prev. Close Common Stock Price1: $16.00 Common Shares Outstanding1: 7,365,135 Market Capitalization ($MM) $117.8 As-Of December 3, 2020 (S&P Global Market Intelligence)

Third Quarter Income Q3 2020 (YTD): Interest Income: $32.9 Million Non-Interest Income: $5.6 Million Net Income: $8.0 Million Third Quarter’s net income was a record $5.17 Million Quarterly Net Income ($000s)

Strong Growth Story ‘04 May 2004 $12.5M Private Placement of Common Stock ‘05 August 2005 $12.6M Private Placement of Common Stock & Began trading on OTC Market ‘14 December 2014 $12.8M Private Placement of Common Stock ‘16 ‘17 ‘18 ‘19 ‘20 July 2016 Formed Holding Company / Began Trading on OTCQX January 2017 $15M Sub-Debt Offering October 2017 $18.4M Private Placement of Common Stock August 2018 $45M Private Placement of Common Stock April 2019 Became SEC Registrant and Began Trading on NASDAQ September 2020 $28.75 Depository Share Offering Total Assets ($MM) CAGR: 25% Lifetime

Strong Loan Growth Loan Portfolio Composition as of 9/30 Gross Loan Growth ($MM) CAGR: 26.3%1 Total Loans: $1.3B 2015 to 2020 YTD Compound Annual Growth Rate

Strong Deposit Growth Deposit Composition as of 9/30 Noninterest-Bearing Deposits ($000) Total Deposits: $1.4B Noninterest Bearing Deposits increased 53% since Year-End 2019 and account for 29.4% of all Deposits

Profitability* Core ROAA (%)1 EPS ($) Core ROATCE (%)1 TBVPS ($)1 Non-GAAP measure. * 2020 is LTM

Operating Efficiency, Margin Trends, and Capital* Net Interest Margin (%) Noninterest Income/Operating Revenue (%) 1 Efficiency Ratio (%) TCE/TA (%)2 1 Noninterest income excluding nonrecurring revenue/total revenue excluding nonrecurring revenue Non-GAAP measure. * 2020 is LTM

Credit Quality and Loss Provisioning Risk Financials Loss Reserve NPAs / Assets (%) ALLL / Gross Loans (%) 1 Noninterest income excluding nonrecurring revenue/total revenue excluding nonrecurring revenue 2 Non-GAAP measure. ($000) Unless Otherwise Noted 2018 2019 Q1 2020 Q2 2020 Q3 2020 Credit Quality Ratios NPLs/Loans (%) 0.37 0.14 0.16 0.10 0.10 NPAs/Assets (%) 0.31 0.21 0.22 0.16 0.17 Non-Performing Assets Nonaccrual Loans 1,939 0 208 1,305 1,242 Restructured Loans 1,510 1,482 1,477 0 0 Plus: OREO 0 1,207 1,207 1,175 1,580 Total Non-Performing Assets 3,449 2,689 2,892 2,480 2,822 Contribution of $3.8M to Reserves in Q2 for COVID impact.

COVID-19 Disclosures, as of September 30, 2020

Deferrals

Outstanding Loan Deferments						
	Number of Months Deferred				Total	Number
	1	2	3	4	Total	of
Loaj Type	(000's)				Deferred	Borrowers
Residential mortgages	$2,165				$2,165	1
Owner-occupied com'l real estate	$441	$1,747		$235	$2,423	3
Investor-owned com'l real estate	$4,518	$26,924	$7,040		$38,482	8
- Hotels		22,600	7,040		29,640	5
- Office	993	4,324			5,317	2
- Other	3,525				3,525	1
Commercial & industrial	$606		$3,000		$3,606	3
Consumer	$64				$64	1
Total	$7,794	$28,671	$10,040	$235	$46,740	16

PPP & COVID

COVID-19 Disclosures	Q2 2020	Q3 2020
PPP Loans ($000)	$171,650	$173,075
PPP Loan Ratio	13.63%	13.52%
PPP Processing Fees ($000)	$591	$1,235

As-of Dec. 1, 2020, approximately $23.2M of MainStreet's PPP loans had been forgiven by the SBA. That accounts for 13% of the bank's PPP balance.

At the onset of the pandemic, the Company structured two payment deferral programs aimed at preserving borrower liquidity. The first program was offered to all commercial borrowers, *no questions asked*, on March 24th - at a time where little was known about the state of the pandemic. The Bank assisted 195 borrowers by deferring two months of principal and interest payments. This represented 22.5% of the total loan portfolio dollars outstanding.

The second program started on May 4, 2020 as a negotiated solution and a maximum deferment of 12-months of principal and interest (consistent with the Federal Reserve Board's, *Main Street Lending program*). Borrowers agreed to enact restrictive covenants aimed to preserve liquidity in order to participate.

Of the 42 borrowers (7.4% of net loans) that participated in the second program, 16 remain in deferred status (3.3% of net loans) as of September 30, 2020.

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MainStreetBancshares, Inc.

Hotel Portfolio Locations Note: Information as of June 30, 2020 1Data shown for MainStreet’s 14 operating hotel loans The borrowers that comprise MainStreet’s hotel loan portfolio seem to be positioned favorably to surmount the challenges from COVID-19 currently faced by the hospitality industry The hotel portfolio maintains a pass rating and no loans are currently past due or non-performing Key Hotel Loan Portfolio Qualities Current Loan Balance ($MM) Avg. Room Count MainStreet Hotel Borrower Statistics1 Hotel Portfolio

Notes:Data shown for MainStreet’s 14 operating hotel loans through August of 2020. 1 RevPAR, or revenue per available room, is a performance metric used by hotels calculated by dividing a hotel’s total guestroom revenue by the room count and the number of days in the period being measured. Portfolio Average Occupancy (%) Portfolio Average RevPAR1 ($) Improving Hotel Occupancy/RevPAR1 Trends

MainStreet Bancshares, Inc. External Analytics “MNSB beats our estimates by $0.20 on fee, spread income. Updating forward EPS & TBV outlook for preferred proceeds.” “MNSB trades at 82% of Tangible Book Value(TBV). Reiterate BUY rating with $18.00 Fair Value which is 100% P-to-TBV on our 2021 year-end forecast. The stock is attractive relative to peers in Virginia and the DC/MD metro area.” - Christopher Marinac, Janney Montgomery Scott S&P Global Market Intelligence estimates “Buy” for MNSB, with a Fair Value of $18.00:

Excellent Board Diversity

Depositary Share Offering & Stock Repurchase Program Depositary Shares 1.15 million shares (Nasdaq: MNSBP) Each depositary share represents a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share. $28.75 million gross proceeds. Stock Repurchases Company repurchased 836,000 shares at an average per share price of $15.32

Summary of Financial Information

In $000 unless otherwise noted	Year-End Financials 2015	2016	2017	2018	2019	Quarter-End Financials 9/30 LTM	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20
Interest Income	17,987	21,577	26,954	43,836	58,813	60,634	15,101	15,028	15,116	14,904	15,586
Interest Expense	2,342	3,071	5,472	12,666	19,377	17,515	5,105	4,821	4,816	4,178	3,700
Net Interest Income	15,645	18,507	21,482	31,169	39,436	43,119	9,996	10,207	10,300	10,726	11,886
Noninterest Income	1,051	1,522	2,278	3,239	4,857	6,748	1,436	1,158	1,414	1,318	2,858
Realized Gains on Securities	214	0	0	0	5	0	0	0	0	0	0
Total Revenue	16,910	20,029	23,760	34,408	44,298	49,867	11,432	11,365	11,714	12,044	14,744
Noninterest Expense	12,346	13,915	15,658	19,979	25,376	28,843	6,489	6,702	7,143	7,360	7,638
Pre-Tax Pre-Provision Income (Non-GAAP)	4,564	6,114	8,102	14,429	18,922	21,024	4,943	4,663	4,571	4,684	7,106
Provision for Loan Losses	1,500	645	1,885	3,126	1,618	6,981	185	358	350	5,575	635
Net Income before Taxes	3,064	5,469	6,217	11,303	17,304	14,106	4,758	4,305	4,221	(891)	6,471
Provision for Taxes	894	1,593	2,335	2,094	3,354	2,535	1,049	742	751	(257)	1,299
Net Income (GAAP)	2,170	3,875	3,882	9,209	13,950	11,571	3,709	3,563	3,470	(634)	5,172
Less: Realized Gains	(214)	0	0	0	(5)	0	0	0	0	0	0
Plus: Tax Act Changes	0	0	739	0	0	0	0	0	0	0	0
Total Core Adjustments Pre-Tax	(214)	0	739	0	(5)	0	0	0	0	0	0
Total Core Adjustments Post-Tax	(139)	0	739	0	(4)	0	0	0	0	0	0
Core Net Income (Non-GAAP)	2,031	3,875	4,621	9,209	13,946	11,571	3,709	3,563	3,470	(634)	5,171
Average Assets	409,528	516,859	644,662	949,044	1,173,088	1,393,937	1,193,539	1,224,771	1,328,253	1,482,341	1,540,383
Average Equity	40,787	44,360	52,104	88,708	129,281	141,115	131,358	135,295	139,165	141,958	148,043
Average Tangible Common Equity	40,787	44,260	52,104	88,708	129,281	141,115	131,358	135,295	139,165	141,958	148,043

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MainStreetBancshares, Inc.

Summary of Financial Information – cont.

	Year-End Financials					Quarter-End Financials					
In $000 unless otherwise noted	2015	2016	2017	2018	2019	9/30 LTM	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20
Performance Metrics (%)											
ROAA	0.53	0.75	0.6	0.97	1.19	0.83	1.24	1.16	1.04	-0.17	1.34
ROAE	5.32	8.76	7.45	10.38	10.79	8.2	11.29	10.53	9.97	-1.79	13.97
ROATCE	5.32	8.76	7.45	10.38	10.79	8.27	11.29	10.53	9.97	-1.79	14.47
Core ROAA (Non-GAAP)	0.5	0.75	0.72	0.97	1.19	0.83	1.24	1.16	1.04	-0.17	1.34
Core ROAE (Non-GAAP)	4.98	8.76	8.87	10.38	10.79	8.2	11.29	10.53	9.97	-1.79	13.97
Core ROATCE (Non-GAAP)	4.98	8.76	8.87	10.38	10.79	8.27	11.29	10.53	9.97	-1.79	14.47
Common Equity	42,124	46,395	68,801	121,251	137,034	173,261	133,217	137,034	140,295	140,170	173,261
Less: Total Intangible Assets	0	0	0	0	0	0	0	0	0	0	0
Tangible Common Equity (Non-GAAP)	42,124	46,395	68,801	121,251	137,034	173,261	133,217	137,034	140,295	140,170	173,261
Total Assets	478,250	575,711	807,951	1,100,613	1,277,358	1,630,188	1,233,595	1,277,358	1,329,742	1,528,867	1,630,188
Less: Total Intangible Assets	0	0	0	0	0	0	0	0	0	0	0
Intangible Assets (Non-GAAP)	478,250	575,711	807,951	1,100,613	1,277,358	1,630,188	1,233,595	1,277,358	1,329,742	1,528,867	1,630,188
Tangible Common Equity / Tangible Assets (%) (Non-GAAP)	8.81	8.06	8.52	11.02	10.73	8.94	10.8	10.73	10.55	9.17	11
Common Shares Outstanding (actual)	4,437,403	4,488,994	5,745,487	8,177,978	8,260,259	8,277,837	8,260,259	8,260,259	8,260,231	8,263,941	8,277,837
Tangible Book Value per Share ($) (Non-GAAP)	9.49	10.34	11.97	14.83	16.59	17.61	16.13	16.59	16.98	16.96	18

Tangible Book Value per Share as-of Nov. 30 is $18.23

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MainStreetBancshares, Inc.